UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 25, 2005

Date of Report (Date of earliest event reported)

SERVICE BANCORP, INC.

(Exact name of registrant as specified in its charter)

0-24935

(Commission File Number)

Massachusetts	04-3430806
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

81 Main Street, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

1-800-339-4346

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On October 25, 2005 the Compensation Committee of the Board of Directors of Service Bancorp, Inc. (the “Company”) approved the following grants of shares of Restricted Stock to executive officers and non-employee directors of the Company effective December 1, 2005:

OFFICERS	SHARES
Pamela Montpelier	4,900
Dana Philbrook	2,000
Paul Carey	3,000
Amy Costello	2,000

NON-EMPLOYEE DIRECTORS	SHARES
Richard Giusti	1,000
Kenneth Isaacs	1,000
Paul Kenney	1,000
Eugene Liscombe	1,000
Lawrence Novick	1,000
Michael Sheehan	1,000
Kelly Verdolino	1,000
John Hasenjaeger	500
Thomas Howie	500
James Murphy	500
Eugene Stone	500

The shares of Restricted Stock granted to officers will vest in five equal annual installments beginning on January 1, 2006, and the shares of Restricted Stock granted to non-employee directors will vest in full on January 1, 2006. Restricted Stock Agreements with each of the officers and non-employee directors named above will be filed as exhibits to the Company’s Report on Form 10-QSB for the quarterly period ending December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE BANCORP, INC.

By:	/s/ Dana S. Philbrook
Dana S. Philbrook Chief Financial Officer

Date: October 31, 2005